Exhibit 99.1

TSS, Inc. Announces Uplisting to The Nasdaq Capital Market

ROUND ROCK, Texas / November 12, 2024 / TSS, Inc. (OTCQB: TSSI), a leading data center services company in the AI and high-performance computing infrastructure and services market, today announced that its shares of common stock have been approved for listing to The Nasdaq Capital Market (“Nasdaq”). Trading on the exchange will commence effective with the open of business on November 14, 2024, under the Company’s current ticker symbol, “TSSI.”

The Company’s common stock will continue to trade on the OTCQB until the close of the market on November 13, 2024. Shareholders are not required to take any action as a result of the uplisting,

Darryll Dewan, CEO of TSS Inc., commented, “Uplisting to the Nasdaq marks a significant milestone in our journey as a publicly traded company, and as a technology company, trading on this market is a logical next step. There is a strong positive outlook for our services, particularly AI-enabled rack integration, given the growing interest in AI technologies. Listing on the Nasdaq will improve liquidity for our investors, increase our visibility and help attract new investors as we continue to execute our growth strategy.”

About TSS, Inc.

TSS specializes in simplifying the complex. The TSS mission is to streamline the integration and deployment of high-performance computing infrastructure and software, ensuring that end users quickly receive and efficiently utilize the necessary technology. Known for flexibility, the company builds, integrates, and deploys custom, high-volume solutions that empower data centers and catalyze the digital transformation of generative AI and other leading-edge technologies essential for modern computing, data, and business needs. TSS's reputation is built on passion and experience, quality, and fast time to value. As trusted partners of the world's leading data center technology providers, the company manages and deploys billions of dollars in technology each year. For more information, visit www.tssiusa.com.

Forward Looking Statements

The press release contains “forward-looking statements” – that is, statements related to future – not past – events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers and our ability to diversify our customer base; risks relating to operating in a highly competitive industry; risks relating to supply chain challenges; risk related to changes in labor market conditions; risks related to the implementation of a new enterprise resource IT system; risk related to the development of our procurement and reseller services business; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2023. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Contacts:

Hayden IR	TSS, Inc.
James Carbonara (646-755-7412)	Danny Chism
Brett Maas (646-536-7331)	Chief Financial Officer
tssi@haydenir.com	(512) 310-4908
dchism@tssiusa.com

SOURCE: TSS, Inc.